As filed with the Securities and Exchange Commission on September 11, 2007
Registration No. 333-109936

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rocky Mountain Chocolate Factory, Inc.
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0910696 (I.R.S. Employer Identification No.)
265 Turner Drive
Durango, Colorado 81303
(970) 259-0554
(Address of principal executive offices, including zip code)
2000 NONQUALIFIED STOCK OPTION PLAN FOR
NONEMPLOYEE DIRECTORS OF ROCKY MOUNTAIN
CHOCOLATE FACTORY
(Full title of the plan)
Franklin E. Crail
Chairman of the Board, Chief Executive Officer and President
Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, Colorado 81303
(970) 259-0554
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Sonny Allison
Perkins Coie llp
1899 Wynkoop Street, Suite 700
Denver, Colorado 80202-1043
303-291-2300
CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Securities	Amount to Be	Proposed Maximum	Aggregate Offering	Amount of
to Be Registered	Registered	Offering Price Per Share	Price)	Registration Fee
Common Stock, par value $.03 per share, together with associated preferred stock purchase rights, under the 2000 Nonqualified Stock Option Plan for Nonemployee Directors of Rocky Mountain Chocolate Factory	(1)	(1)	(1)	(1)

(1)	No additional shares are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on October 23, 2003 (Registration No. 333-109936) for the plan. Therefore, no further registration fee is required.

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS
Consent of Ehrhardt Keefe Steiner & Hottman PC

EXPLANATORY NOTE
     The Registrant suspended its 2000 Nonqualified Stock Option Plan for Nonemployee Directors, as amended (the “Director’s Plan”) with respect to issuances of new stock option grants thereunder, effective August 17, 2007, and adopted a new plan, the Rocky Mountain Chocolate Factory, Inc. 2007 Equity Incentive Plan (the “2007 Plan”), effective as of August 17, 2007. The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2003 (Registration No. 333-109936) (the “Registration Statement”) is hereby amended to provide that up to 56,960 shares available for issuance, but not issued or subject to outstanding options, under the Director’s Plan (the “Unissued Option Shares”) are no longer issuable under the Director’s Plan and may now be issued under the 2007 Plan. A registration statement on Form S-8 with respect to the Unissued Option Shares, is being filed with the Commission concurrently with this Post-Effective Amendment No. 1.
     The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the Director’s Plan.
     The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. EXHIBITS

Exhibit
Number	Description

5.1*	Opinion of Perkins Coie llp regarding legality of the Common Stock being registered

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2*	Consent of Perkins Coie llp

24.1*	Power of Attorney
     * Previously filed.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durango, State of Colorado, on September 11, 2007.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
By:	/s/ Franklin E. Crail
	Name:	Franklin E. Crail
	Title:	President, Chief Executive Officer, and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on September 11, 2007.

Signature	Title
/s/ Franklin E. Crail Franklin E. Crail	President, Chief Executive Officer, and Chairman of the Board (Principal Executive Officer)
/s/ Bryan J. Merryman Bryan J. Merryman	Chief Operating Officer, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
* Gerald A. Kien	Director
* Lee N. Mortenson	Director
* Fred M. Trainor	Director
* Clyde Wm. Engle	Director
*By: /s/ Franklin E. Crail Franklin E. Crail, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1*	Opinion of Perkins Coie llp regarding legality of the Common Stock being registered

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2*	Consent of Perkins Coie llp

24.1*	Power of Attorney
     * Previously filed.